Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

August 18, 2004

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2004 SECOND QUARTER RESULTS

    SECOND QUARTER EPS AHEAD OF GUIDANCE AND

FIRST CALL CONSENSUS ESTIMATE
    FULL YEAR REVENUE AND EPS GUIDANCE INCREASED

Phillips-Van Heusen Corporation reported 2004 second quarter net income of $13.0 million, or $0.24 per diluted common share which compares to the prior year's second quarter net income of $9.0 million, or $0.13 per diluted common share. Excluding restructuring and other items, net income in the current year's second quarter improved to $14.2 million, or $0.28 per diluted common share, which was $0.03 or 12% ahead of the Company's previous earnings guidance and the First Call consensus estimate. Excluding restructuring and other items, net income in the prior year's second quarter was $11.6 million, or $0.21 per diluted common share.

For the six months, net income in the current year was $14.6 million, or $0.13 per diluted common share which compares to net income for the prior year's six months of $6.8 million, which after deducting preferred stock dividends, resulted in a net loss of $0.09 per diluted common share. Excluding restructuring and other items, net income for the current year's six months improved to $25.3 million, or $0.46 per diluted common share. Excluding restructuring and other items, net income for the prior year's six months was $19.4 million, or $0.32 per diluted common share.

Restructuring and other items in the current year include the costs of (i) exiting the wholesale footwear business and relocating the Company's retail footwear operations, (ii) closing underperforming retail outlet stores and (iii) debt extinguishment associated with the Company's debt refinancing in February 2004. Restructuring and other items in the prior year include (i) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith, (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions in connection with the Calvin Klein acquisition and (iii) the gain resulting from the Company's sale of its minority interest in Gant Company AB. (Please see Consolidated Income Statements and Segment Data for a reconciliation of GAAP amounts to non-GAAP financial measures.)

The 22% improvement in second quarter net income, excluding restructuring and other items, was due to earnings increases in both of the Company's operating segments, as well as lower overall interest expense. Operating earnings for the Apparel and Related Products segment increased 11% over the prior year due principally to the continued strong performance of the Company's wholesale dress shirt and sportswear businesses. The Calvin Klein Licensing segment recorded an 11% increase in operating earnings over the prior year as the Company's growth initiatives for that brand continue to be realized.

Total revenues in the second quarter decreased 1% to $375.9 million from $379.4 million in the prior year. The prior year's second quarter includes revenues of $14.7 million from the wholesale footwear business and $4.4 million from the Calvin Klein wholesale collection apparel business. These businesses were exited as of the end of fiscal 2003. Excluding the businesses exited, revenues increased 4% over the prior year.

For the six month period, total revenues were $754.2 million, a decrease of 1% from the prior year amount of $758.9 million. The prior year's six month period includes revenues of $35.3 million from the wholesale footwear business and $10.1 million from the Calvin Klein wholesale collection apparel business. Excluding these businesses exited at the end of fiscal 2003, revenues increased 6% over the prior year.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer, noted, "We are extremely pleased with our second quarter results. The continued

strong revenue and earnings growth exhibited by our wholesale apparel and Calvin Klein licensing businesses more than offset an earnings decline in our factory outlet business, reinforcing our decision to contract this business, and enabled our earnings to be well ahead of our previous guidance. All of our businesses experienced significant gross margin improvement due to lower Spring clearance inventory levels and more full priced selling. In addition, we ended the quarter with a $62 million improvement in our net debt position over the prior year as our strategic initiatives, which include exiting the wholesale footwear business and the closing of underperforming outlet stores, helped contribute to a 13% decrease in receivables and a 16% decrease in inventories compared with the prior year."

Mr. Klatsky continued, "We remain focused on maximizing the growth opportunities for Calvin Klein and our existing wholesale dress shirt and sportswear businesses. The initial launch of our Calvin Klein better men's sportswear line is just underway and second half bookings are exceeding our expectations. The Calvin Klein better women's sportswear line, licensed to a joint venture formed by Kellwood and GAV, continues to perform well and is also well ahead of initial sales estimates. In addition, we continue to be excited about our four new dress shirt licensing arrangements: BCBG Max Azria and MICHAEL Michael Kors which were launched in the second quarter, as well as Chaps and SEAN JOHN, which will begin shipping in late 2004."

Mr. Klatsky concluded, "Given our second quarter results, we are raising our 2004 earnings per share guidance (excluding restructuring and other items) to a range of $1.18 to $1.21, with third and fourth quarter earnings in the range of $0.49 to $0.51 and $0.15 to $0.16 per share, respectively. Including restructuring and other items, we anticipate that GAAP earnings per share in 2004 will be in the range of $0.71 to $0.74, with third and fourth quarter GAAP earnings in the range of $0.43 to $0.45 and $0.07 to $0.08 per share, respectively. We are increasing our 2004 revenue guidance to a range of $1.630 billion to $1.640 billion, which represents an increase of approximately 4.0% - 4.5% over 2003. Revenue growth in 2004 is being driven by Calvin Klein and our wholesale apparel businesses, partially offset by the exiting of the wholesale footwear business and the retail store closing program." (Please see reconciliation of GAAP to non- GAAP earnings per share estimates.)

The Company webcasts its conference calls to review its earnings releases. The Company's conference call to review its second quarter earnings release is scheduled for Thursday, August 19, 2004 at 11:00 a.m. EST. Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call. The webcast will be available for replay for 30 days after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held. The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #727797. The conference call and webcast consist of copyrighted material. They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and related products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Reports on Form 8-K filed with the SEC in connection with its earnings releases.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Quarter Ended			Quarter Ended
	8/1/04			8/3/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items (1)	Items(1)	GAAP	Items(2)	Items(2)

Net sales	$336,137		$336,137	$345,346	$ 4,402	$340,944
Royalty and other revenues	39,787		39,787	34,032		34,032
Total revenues	$375,924		$375,924	$379,378	$ 4,402	$374,976

Gross profit on net sales	$133,216		$133,216	$124,051	$ (885)	$124,936
Gross profit on royalty and
other revenues	39,787		39,787	34,032		34,032
Total gross profit	173,003		173,003	158,083	(885)	158,968

Selling, general and
administrative expenses	144,483	$ 1,874	142,609	138,031	6,314	131,717

Gain on sale of investment				3,496	3,496

Earnings before interest
and taxes	28,520	(1,874)	30,394	23,548	(3,703)	27,251

Interest expense, net	8,535		8,535	9,662		9,662

Pre-tax income	19,985	(1,874)	21,859	13,886	(3,703)	17,589

Income tax expense	6,995	(656)	7,651	4,909	(1,071)	5,980

Net income	12,990	(1,218)	14,208	8,977	(2,632)	11,609

Preferred stock dividends	5,280		5,280	5,076		5,076

Net income available to
common stockholders	$ 7,710	$(1,218)	$ 8,928	$ 3,901	$ (2,632)	$ 6,533

Basic net income per
common share(3)	$ 0.25		$ 0.29	$ 0.13		$ 0.22

Diluted net income per
common share(3)	$ 0.24		$ 0.28	$ 0.13		$ 0.21

(1) Restructuring and other items for the quarter ended August 1, 2004 include the pre-tax costs associated with (a) licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business and relocating the Company's retail footwear operations and (b) closing underperforming retail outlet stores.

(2) Restructuring and other items for the quarter ended August 3, 2003 include (a) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith; (b) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions in connection with the acquisition of Calvin Klein and (c) the gain on the sale of the Company's minority interest in Gant Company AB.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Six Months Ended			Six Months Ended
	8/1/04			8/3/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items (2)	Items(2)	GAAP	Items(3)	Items(3)

Net sales(1)	$672,715		$672,715	$688,746	$ 10,129	$678,617
Royalty and other revenues	81,447		81,447	70,128		70,128
Total revenues(1)	$754,162		$754,162	$758,874	$ 10,129	$748,745

Gross profit on net sales(1)	$261,842		$261,842	$245,388	$ (947)	$246,335
Gross profit on royalty and
other revenues	81,447		81,447	70,128		70,128
Total gross profit(1)	343,289		343,289	315,516	(947)	316,463

Selling, general and
administrative expenses	294,475	$ 7,145	287,330	290,162	21,378	268,784

Gain on sale of investment				3,496	3,496

Earnings before interest
and taxes	48,814	(7,145)	55,959	28,850	(18,829)	47,679

Interest expense, net	26,378	9,374	17,004	18,226		18,226

Pre-tax income	22,436	(16,519)	38,955	10,624	(18,829)	29,453

Income tax expense	7,853	(5,782)	13,635	3,800	(6,214)	10,014

Net income	14,583	(10,737)	25,320	6,824	(12,615)	19,439

Preferred stock dividends	10,561		10,561	9,569		9,569

Net income (loss) available to
common stockholders	$ 4,022	$(10,737)	$ 14,759	$ (2,745)	$(12,615)	$ 9,870

Basic net income (loss) per
common share(4)	$ 0.13		$ 0.48	$ (0.09)		$ 0.33

Diluted net income (loss) per
common share(4)	$ 0.13		$ 0.46	$ (0.09)		$ 0.32

(1) In the second quarter of 2004, the Company reclassified its recording of cooperative advertising costs from selling, general and administrative expenses to be a reduction of net sales. As a result, the sum of the Company's previously disclosed totals for net sales, total revenues, gross profit and selling, general and administrative expenses in the first quarter of 2004 and 2003, when added to each year's second quarter, does not equal the year-to-date totals. The reclassification had no effect on net income.

(2) Restructuring and other items for the six months ended August 1, 2004 include the following:

  Pre-tax costs of $7.1 million associated with (a) licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business and relocating the Company's retail footwear operations and (b) closing underperforming retail outlet stores.

  Pre-tax debt extinguishment costs of $9.4 million associated with the Company's debt refinancing in February, 2004.

(3) Restructuring and other items for the six months ended August 3, 2003 include (a) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith; (b) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions in connection with the acquisition of Calvin Klein and (c) the gain on the sale of the Company's minority interest in Gant Company AB.

(4) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income (loss) per common share.

Notes to Consolidated Income Statements:

1. The Company believes presenting its results excluding restructuring and other items provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise. The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. The Company uses its results excluding restructuring and other items to discuss its business with investment institutions, the Company's Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

2. The Company computed its basic and diluted net income (loss) per common share as follows:

(In thousands, except per share data)
	Quarter Ended		Quarter Ended
	8/1/04		8/3/03
		Results		Results
		Excluding		Excluding
	Results	Restructuring	Results	Restructuring
	Under	and Other	Under	and Other
	GAAP	Items	GAAP	Items

Net income	$12,990	$14,208	$ 8,977	$11,609

Less: Preferred stock dividends	5,280	5,280	5,076	5,076

Net income available to
common stockholders for basic
and diluted net income
per common share	$ 7,710	$ 8,928	$ 3,901	$ 6,533

Weighted average common shares
outstanding for basic net income
per common share	30,885	30,885	30,359	30,359

Impact of dilutive stock options	1,269	1,269	529	529

Total shares for diluted net income
per common share	32,154	32,154	30,888	30,888

Basic net income per
common share	$ 0.25	$ 0.29	$ 0.13	$ 0.22

Diluted net income per
common share	$ 0.24	$ 0.28	$ 0.13	$ 0.21

	Six Months Ended		Six Months Ended
	8/1/04		8/3/03
		Results		Results
		Excluding		Excluding
	Results	Restructuring	Results	Restructuring
	Under	and Other	Under	and Other
	GAAP	Items	GAAP	Items

Net income	$14,583	$25,320	$ 6,824	$19,439

Less: Preferred stock dividends	10,561	10,561	9,569	9,569

Net income (loss) available to
common stockholders for basic
and diluted net income (loss)
per common share	$ 4,022	$14,759	$ (2,745)	$ 9,870

Weighted average common shares
outstanding for basic net income
(loss) per common share	30,800	30,800	30,144	30,144

Impact of dilutive stock options	1,309	1,309		387

Total shares for diluted net income
(loss) per common share	32,109	32,109	30,144	30,531

Basic net income (loss) per
common share	$ 0.13	$ 0.48	$ (0.09)	$ 0.33

Diluted net income (loss) per
common share	$ 0.13	$ 0.46	$ (0.09)	$ 0.32

3. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. You should not construe EBITDA as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Net income is reconciled to EBITDA as follows:

	Quarter Ended			Quarter Ended
	8/1/04			8/3/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items
($000)
Net income	$12,990	$(1,218)	$14,208	$ 8,977	$(2,632)	$11,609
Plus:
Income tax expense	6,995	(656)	7,651	4,909	(1,071)	5,980
Interest expense, net	8,535		8,535	9,662		9,662
Depreciation and amortization	7,050		7,050	6,895		6,895
EBITDA	$35,570	$ (1,874)	$37,444	$30,443	$(3,703)	$34,146

	Six Months Ended			Six Months Ended
	8/1/04			8/3/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items
($000)
Net income	$14,583	$(10,737)	$25,320	$ 6,824	$(12,615)	$19,439
Plus:
Income tax expense	7,853	(5,782)	13,635	3,800	(6,214)	10,014
Interest expense, net	26,378	9,374	17,004	18,226		18,226
Depreciation and amortization	14,106		14,106	13,671		13,671
EBITDA	$62,920	$ (7,145)	$70,065	$42,521	$(18,829)	$61,350

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)
	August 1,	August 3,
	2004	2003
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 143,703	$ 81,344
Receivables	109,416	126,383
Inventories	217,379	258,809
Other, including deferred taxes of $17,164 and $29,404	32,464	46,519
Total Current Assets	502,962	513,055
Property, Plant and Equipment	141,137	140,310
Goodwill and Other Intangible Assets	799,250	546,519
Other, including deferred taxes of $39,906 at
August 3, 2003	27,034	64,365
	$1,470,383	$1,264,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$ 189,656	$ 178,609
Other Liabilities, including deferred taxes of $185,702
at August 1, 2004	314,259	129,045
Long-Term Debt	399,507	399,055
Series B Convertible Redeemable Preferred Stock	264,746	259,569
Stockholders' Equity	302,215	297,971
	$1,470,383	$1,264,249

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Quarter Ended			Quarter Ended
	8/1/04			8/3/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items

Revenues - Apparel and Related Products
Net sales	$333,207		$333,207	$337,022		$337,022
Royalty and other revenues	5,205		5,205	3,770		3,770
Total	338,412		338,412	340,792		340,792

Revenues - Calvin Klein Licensing
Net sales	2,930		2,930	8,324	$ 4,402	3,922
Royalty and other revenues	34,582		34,582	30,262		30,262
Total	37,512		37,512	38,586	4,402	34,184

Total Revenues
Net sales	336,137		336,137	345,346	4,402	340,944
Royalty and other revenues	39,787		39,787	34,032		34,032
Total	$375,924		$375,924	$379,378	$ 4,402	$374,976

Operating earnings - Apparel
and Related Products	$ 23,815	$(1,874)	$ 25,689	$ 23,164		$ 23,164

Operating earnings -
Calvin Klein Licensing	12,215		12,215	3,823	$ (7,199)	11,022

Corporate expenses(1)	7,510		7,510	3,439	(3,496)	6,935

Earnings before
interest and taxes	$ 28,520	$(1,874)	$ 30,394	$ 23,548	$ (3,703)	$ 27,251

(1) Corporate expenses under GAAP for the quarter ended August 3, 2003 are net of the $3,496 pre-tax Gant gain.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Six Months Ended			Six Months Ended
	8/1/04			8/3/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items

Revenues - Apparel and Related Products
Net sales(1)	$666,864		$666,864	$ 671,444		$671,444
Royalty and other revenues	8,813		8,813	7,535		7,535
Total(1)	675,677		675,677	678,979		678,979

Revenues - Calvin Klein Licensing
Net sales(1)	5,851		5,851	17,302	$ 10,129	7,173
Royalty and other revenues	72,634		72,634	62,593		62,593
Total(1)	78,485		78,485	79,895	10,129	69,766

Total Revenues
Net sales	672,715		672,715	688,746	10,129	678,617
Royalty and other revenues	81,447		81,447	70,128		70,128
Total	$754,162		$754,162	$758,874	$ 10,129	$748,745

Operating earnings - Apparel
and Related Products	$ 39,082	$(7,145)	$ 46,227	$ 38,189		$ 38,189

Operating earnings -
Calvin Klein Licensing	25,461		25,461	1,115	$(22,325)	23,440

Corporate expenses(2)	15,729		15,729	10,454	(3,496)	13,950

Earnings before
interest and taxes	$ 48,814	$(7,145)	$ 55,959	$ 28,850	$(18,829)	$ 47,679

(1) In the second quarter of 2004, the Company reclassified its recording of cooperative advertising costs from selling, general and administrative expenses to be a reduction of net sales. As a result, the sum of the Company's previously disclosed totals for net sales, total revenues, gross profit and selling, general and administrative expenses in the first quarter of 2004 and 2003, when added to each year's second quarter, does not equal the year-to-date totals. The reclassification had no effect on net income.

(2) Corporate expenses under GAAP for the six months ended August 3, 2003 are net of the $3,496 pre- tax Gant gain.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2004 Earnings Per Share Estimates

2004 Full Year

Estimated diluted net income
per common share under GAAP	$0.71 - $0.74

Will be classified as Operating Expenses:
Add back estimated pre-tax costs of $16 million associated with (a) closing underperforming retail outlet stores and (b) exiting the wholesale footwear business	0.28

Will be classified as Interest Expense:
Add back $9.4 million (pre-tax) of debt extinguishment costs associated with the refinancing of the Company's 9 1/2% senior subordinated notes	0.19

Estimated diluted net income per common share
excluding the above items (non-GAAP)	$1.18 - $1.21

2004 Third Quarter

Estimated diluted net income
per common share under GAAP	$0.43 - $0.45

Will be classified as Operating Expenses:
Add back estimated pre-tax costs of $5 million associated with (a) closing underperforming retail outlet stores and (b) exiting the wholesale footwear business	0.06

Estimated diluted net income per common share
excluding the above items (non-GAAP)	$0.49 - $0.51

2004 Fourth Quarter

Estimated diluted net income
per common share under GAAP	$0.07 - $0.08

Will be classified as Operating Expenses:
Add back estimated pre-tax costs of $4 million associated with (a) closing underperforming retail outlet stores and (b) exiting the wholesale footwear business	0.08

Estimated diluted net income per common share
excluding the above items (non-GAAP)	$0.15 - $0.16

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2004 EBITDA Estimate

The Company's 2004 full year EBITDA estimate is $155.6-$159.6 million, excluding restructuring and other items relating to licensing the Bass brand for wholesale distribution to Brown Shoe Company, exiting the wholesale footwear business and relocating the Company's retail footwear operations, closing underperforming retail outlet stores and debt extinguishment costs associated with its recent bond refinancing. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. EBITDA should not be construed as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Set forth below is the Company's reconciliation of net income to EBITDA of $157.6 million which is the midpoint of the range provided. It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise EBITDA, including net income, income taxes, net interest expense and depreciation and amortization, each of which is subject to a range of estimates.
			Estimated
			Results
	Estimated	Estimated	Excluding
	Results	Restructuring	Restructuring
(In $000's)	Under	and Other	and Other
	GAAP	Items	Items

Net income	$ 44,700	$(16,500)	$ 61,200

Plus:
Income tax expense	24,100	(8,900)	33,000
Interest expense, net	43,200	9,400	33,800
Depreciation and amortization	29,600		29,600
EBITDA	$141,600	$(16,000)	$157,600